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                                                                   Exhibit 5.1

PICK Communications Corp.
August 21, 1997
Page 1


                      [SNOW BECKER KRAUSS P.C. LETTERHEAD]




                                                            August 21, 1997


PICK Communications Corp.
Wayne Interchange Plaza II
155 Route 46 West
Wayne, New Jersey 07470

               RE:     Post-Effective Amendment No. 1 To
                       REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                       We have acted as counsel to PICK Communications Corp., a Nevada corporation (the "Company"), in connection with Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (the Post-Effective Amendment and the Registration Statement on Form S-8 amended thereby, together hereinafter the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes (i) 5,000,000 stock options authorized to be granted pursuant to the Company's 1996 Stock Option Plan (the "Plan"); (ii) 4,000,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), issuable upon the exercise of stock options already granted to Company employees under the Plan; (iii) 400,000 shares of Common Stock issued to the Company's Chief Executive Officer, Mr. Diego Leiva, pursuant to a Compensation Agreement dated December 3, 1996, at a purchase price of $.25 per share, in lieu of $100,000 of accrued and unpaid salary owed Mr. Leiva (the "Compensation Shares"); (iv) 1,000,000 shares of Common Stock issuable upon the exercise of stock options authorized and available for future grant under the Plan; and (v) 116,330 shares of Common Stock to be issued to Mr. Barry Suskind pursuant to a Consulting Agreement dated January 28, 1997 (the "Consultant's Shares"). This results in an aggregate of 5,000,000 stock options and 5,516,330 shares of Common Stock being registered in the Registration Statement.

                       As counsel to the Company, we have examined the Company's Certificate of Incorporation, By-laws, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth
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PICK Communications Corp.
August 21, 1997
Page 2

below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

               Based on the foregoing, we are of the opinion that:

               1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Nevada.

               2. The stock options issuable under the Plan have been duly authorized by the Board of Directors of the Company, and in the case of the shares of Common Stock issuable upon exercise of the stock options pursuant to the Plan, they have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the shares of Common Stock will be legally issued, fully paid and non-assessable securities.

               3. The Compensation Shares have been duly authorized by the Board of Directors of the Company and have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the Compensation Shares will be legally issued, fully paid and non-assessable securities.

               4. The Consultant's Shares have been duly authorized by the Board of Directors of the Company and have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the Consultant's Shares will be legally issued, fully paid and non-assessable securities.

               We hereby consent to the reference to our name in the Prospectus under the caption "Legal Opinion" and to inclusion of this opinion as Exhibit
5.1 to the Registration Statement and all amendments thereto.


                                                   Very truly yours,


                                                   /s/ Snow Becker Krauss P.C.
                                                   ---------------------------
                                                   SNOW BECKER KRAUSS P.C.